Exhibit 28(i)

October 28, 2022

Dupree Mutual Funds

125 South Mill Street

Vine Center, Suite 100

Lexington, KY 40507

Ladies and Gentlemen:

Re:	Dupree Mutual Funds - File Nos. 002-64233 and 811-02918

A legal opinion and consent (the “Opinion and Consent”) that we prepared was filed with Post-Effective Amendment No. 65 to the Registration Statement, (the “Registration Statement”) of Dupree Mutual Funds. We hereby give you our consent to incorporate by reference the Opinion and Consent into Post-Effective Amendment No. 73 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP